Exhibit 8(g)(i)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

(Service Shares)

This Amendment to the Fund Participation Agreement (“Agreement”) dated July 12, 2000, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the “Trust”), and MONY Life Insurance Company of America, an Arizona life insurance company (the “Company”) is effective as of September 1, 2003.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

2. All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

MONY LIFE INSURANCE COMPANY OF AMERICA		JANUS ASPEN SERIES

By:	/s/ Rick Connors	By:

Name:	Rick Connors	Name:	Bonnie M. Howe
Title:	SVP	Title:	Vice President

By:

Name:
Title:

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by the Board of Directors.	Contracts Funded By Separate Account
MONY America Variable Account L Established on February 19, 1985	Flexible Premium Variable Universal Life Insurance Policy

Flexible Premium Variable Universal Life (MONY Variable Universal Life)

Flexible Premium Variable Universal Life (MONY Variable Universal Life – Accumulation)

Last Survivor Flexible Premium Variable Universal Life (MONY Survivorship Variable Universal Life)

Group Flexible Premium Variable Life Insurance (Group Corporate Sponsored Variable Universal Life)

Flexible Premium Variable Universal Life (MONY Variable Universal Life B3-03/B4/04)

MONY America Variable Account A Established on March 27,1987	Flexible Payment Variable Annuity (MONY Variable Annuity)

Flexible Payment Variable Annuity (MONY C Variable Annuity)

Flexible Payment Variable Annuity (MONY L Variable Annuity)

Flexible Payment Variable Annuity (SmartMONY Variable Annuity)